SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2007

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-5324	NORTHEAST UTILITIES	04-2147929

(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER	06-0303850
COMPANY

(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7      -      Regulation FD

Item 7.01      -      Regulation FD Disclosure

          (a) Merrill Lynch Presentation On September 25, 2007, Northeast Utilities (“NU”) will give a slide show presentation at the Merrill Lynch Power & Gas Leaders Conference in New York, New York. The slides are attached hereto as Exhibit 99 (“Slide Presentation”), incorporated in this Item 7 by reference thereto and furnished pursuant to Regulation FD.

          (b) Glenbrook Cables The information contained in Slides 3, 6, 7, 8 and 16 from the Slide Presentation are deemed modified by the following.

          In October 2006, The Connecticut Light and Power Company (“CL&P”), a subsidiary of NU, began construction of a two cable, nine-mile, 115 KV transmission project between Norwalk, Connecticut and Stamford, Connecticut (“Glenbrook Cables”). The project is still scheduled to be placed in service in the second half of 2008. However, based on a current estimate of construction requirements, CL&P has increased the estimate for cost to complete Glenbrook Cables from $183 million to $223 million. CL&P’s other two major southwest Connecticut transmission projects, the $1.05 billion Middletown-Norwalk project and the $72 million Long Island Replacement Cable project, remain on schedule and on budget.

          For further information, reference is made to Management’s Discussion and Analysis-Financial Condition and Business Analysis-Business Developments and Capital Expenditures of NU’s and CL&P’s Quarterly Report on Form 10-Q for the period ending June 30, 2007.

          The information contained in this Item 7.01, including Exhibit 99, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by NU, CL&P, Public Service Company of New Hampshire or Western Massachusetts Electric Company, under the Securities Act of 1933, as amended, unless otherwise specified.

Section 9 –	Financial Statements and Exhibits
Item 9.01 –	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

Exhibit 99	Northeast Utilities Slide Presentation for Merrill Lynch Power & Gas Leaders
Conference

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
THE CONNECTICUT LIGHT AND POWER COMPANY
(Registrants)

By: /s/ Randy A. Shoop
Name: Randy A. Shoop
Title: Vice President and Treasurer

Date: September 24, 2007